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                                        CORPORATE OFFICE
                                        30 North LaSalle Street
                                        Suite 4000
                                        Chicago, Illinois  60602-2507
                                        Office:  312-630-1900
                                        FAX:  312-630-1908
                                                  312-630-9299

                                        TELEPHONE AND
[LOGO]                                  DATA SYSTEMS, INC.
_____________________________________________________________________
January 13, 1998

American Paging, Inc.
1300 Godward Street NE #3100
Minneapolis, MN  55413

RE: Revolving Credit Agreement dated January 1, 1994, as amended (the "Revolving Credit Agreement"), between American Paging, Inc. ("API") and Telephone and Data Systems, Inc. ("TDS")

Ladies and Gentlemen:

This letter will constitute TDS's agreement to amend the Revolving Credit Agreement by changing all of the references to "$180,000,000" in the Revolving Credit Agreement to "$185,000,000." All of the other terms and conditions of the Revolving Credit Agreement shall remain in full force and effect.

The amendment is subject to completion of American Paging's business plan and budget for 1998 and approval of an extension of credit from TDS to American Paging by the TDS Board of Directors.

Please acknowledge your agreement to this amendment by executing the copy of this letter and return it to the undersigned.

                                   Very truly yours,

TELEPHONE AND DATA SYSTEMS, INC.   TELEPHONE AND DATA SYSTEMS, INC.


By: /s/ LEROY T. CARLSON, JR.           By: /s/ MURRAY L. SWANSON
    -------------------------               --------------------------
     LeRoy T. Carlson, Jr.                  Murray L. Swanson
     President                              Executive Vice President, Finance

Accepted and agreed to as of the date set forth above.

                                   AMERICAN PAGING, INC.


                                   By: /s/ TERRENCE T. SULLIVAN
                                       ------------------------------------
                                        Terrence T. Sullivan
                                        President and Chief Executive Officer